UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014 (October 23, 2014)

                             SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

(419) 783-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On October 23, 2014, SB Financial Group, Inc. (the “Company”) hosted a conference call and webcast to discuss its financial results for the third quarter ended September 30, 2014. A copy of the transcript for the conference call and webcast is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 3.01.      Transfer of Listing.

On October 23, 2014, the Company’s application to transfer the listing of its common shares from The NASDAQ Global Market® to The NASDAQ Capital Market® was approved by NASDAQ. The transfer will be effective at the opening of trading on Wednesday, October 29, 2014.

The transfer of the Company’s common share listing to The NASDAQ Capital Market® was voluntarily requested by the Company. The Company believes that the listing of the Company’s common shares on The NASDAQ Capital Market® will place it among peer financial institutions of comparable size, while at the same time allowing the Company to achieve certain cost savings associated with the Company’s anticipated listing of its Depositary Shares/Series A Preferred Shares as a second class of stock on NASDAQ.

The transfer of the Company’s common share listing to The NASDAQ Capital Market® is not expected to have any impact on the trading in the Company’s common shares, and the Company’s common shares will continue to trade under the symbol “SBFG”.

Item 9.01       Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits

Exhibit No.	Description
99.1	Transcript of conference call and webcast conducted on October 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: October 27, 2014

	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated October 27, 2014

SB Financial Group, Inc.

Exhibit No.	Description
99.1	Transcript of conference call and webcast conducted on October 23, 2014